CLERK, U.S. BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS

ENTERED

THE DATE OF ENTRY IS ON
THE COURT'S DOCKET

The following constitutes the ruling of the court and has the force and effect therein described.

Signed March 2, 2017

United States Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

In re:	Chapter 11
PFO Global Inc., *et al.*,[1]	Case No. 17-30355-HDH-11
Debtors.	(Jointly Administered)

FINAL ORDER (I) AUTHORIZING AND APPROVING DEBTORS' POST-PETITION FINANCING; (II) GRANTING LIENS AND SECURITY INTERESTS AND PROVIDING SUPERPRIORITY ADMINISTRATIVE EXPENSE STATUS; (III) AUTHORIZING USE OF CASH COLLATERAL AND AFFORDING ADEQUATE PROTECTION; AND (IV) MODIFYING AUTOMATIC STAY

This matter coming before this Court on the above captioned Debtors' *Motion for Entry and Approval of Interim and Final Orders: (A) Authorizing and Approving Postpetition*

[1] The Debtors in these Chapter 11 Cases and the last four digits of each Debtor's U.S. tax identification number are as follows: 4332, 3919, 0492,4686,5197,1430.

Financing; (B) Granting Liens and Security Interests and Providing Superpriority Administrative Expense Status; (C) Authorizing Use of Cash Collateral and Affording Adequate Protection; (D) Modifying Automatic Stay; and (E) Scheduling Final Hearing, Pursuant to 11 U.S.C. §§ 105, 362, 363 and 364 and Federal Rules of Bankruptcy Procedure 2002 and 4001(c) and (d) [D.I. 8] (the "Motion") at an interim hearing on February 2, 2017 (the "Interim Hearing"), and a final hearing on February 27, 2017 (the "Final Hearing"). The Motion request the entry of an interim order (the "Interim Order"):

(a) authorizing and approving, pursuant to Sections 105, 361, 362, 363, and 364 of the United States Bankruptcy Code, 11 U.S.C. §§ 101, et seq. (the "Bankruptcy Code") and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), postpetition financing (the "DIP Facility"), from Hillair Capital Management LLC., as Administrative Agent (the "DIP Agent" or "Hillair"), and the lenders party thereto, (together with the DIP Agent and their respective successors, assigns and transferees, the "DIP Lender") to fund, among other things, ongoing working capital needs of the Debtors;

(b) authorizing the Debtors to enter into and comply in all respects with the DIP Facility and the other DIP Facility Documents, and approval of all of the terms and conditions of the DIP Facility and the other DIP Facility Documents;

(c) requesting that the financing under the DIP Facility, including, without limitation, as to all principal, accrued interest, unpaid fees and expenses, indemnification, and all other Obligations (collectively, the "DIP Facility Obligations"):[2]

[2] Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the DIP Facility Documents.

(i) have priority, pursuant to Bankruptcy Code § 364(c)(1), over any and all administrative expenses, subject only to the Carve-Out (as defined below), as provided for herein; and

(ii) pursuant to Bankruptcy Code §§ 364(c)(2), (c)(3) and (d), be deemed to be secured by valid, binding, continuing, enforceable, fully perfected and unavoidable senior security interests in and liens upon (all such liens and security interests granted to the DIP Agent for the benefit of the DIP Lender, pursuant to this Interim Order and the DIP Facility Documents, the "DIP Facility Liens"), all current and future assets, properties and rights of the Debtors, and all products and proceeds of any of the foregoing, including insurance policies and proceeds and shall include all assets defined as "Collateral" in the Pre-Petition Hillair Loan Documents, the DIP Credit Agreement and this order (each of the foregoing, the "Collateral"), but specifically (y) being subject solely to the Carve-Out to the extent provided for below, and (z) receiving a junior lien on all Collateral encumbered by the Permitted Encumbrances, pursuant to Bankruptcy Code § 364(c)(2);

(d) authorizing the Debtors' use of the Pre-Petition Secured Parties' Cash Collateral (both as defined below) and granting adequate protection on account of the Pre-Petition Obligations and Pre-Petition Loan Documents (both as defined below) under Bankruptcy Code §§ 105, 361, 362 and 363;

(e) requesting, pursuant to Bankruptcy Rule 4001, that a final hearing (the Final Hearing) be held before this Court to consider entry of order authorizing and granting the relief requested in the Motion on a final basis (the "Final Order"); and

(f) granting of certain related relief.

The Court having found that due and appropriate notice, under the circumstances, of the Motion, the relief requested therein, the material terms of the Interim Order and this Final Order, and the Interim Hearing and the Final Hearing was provided by the Debtors pursuant to Bankruptcy Rules 4001(b) and 4001(c)(1), on the following parties: (a) the office of the United States Trustee for the Northern District of Texas (the "U.S. Trustee"); (b) the entities listed on the Consolidated List of Creditors Holding the 20 Largest Unsecured Claims filed pursuant to Bankruptcy Rule 1007(d); and (c) the Internal Revenue Service (collectively, the "Interim Notice Parties"). And, the notice of the Final Hearing and a copy of the Interim Order was served by the Debtors on February 8, 2017 pursuant to Bankruptcy Rules 4001(b) and 4001(c)(1), and this Court's Oder to Limit Notice and Establish Notice Procedures [Dkt. No. 38] on the following parties: (a) the U.S. Trustee, and (b) the Master Mailing List (collectively, the Final Hearing Parties"). Having held the Interim Hearing and the Final Hearing and considered all the pleadings on file to date; and upon the record made by the Debtors at the Interim Hearing and the Final Hearing; and after due deliberation and consideration, and good and sufficient cause appearing therefor,

THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

A. Petition Date. On January 31, 2017 (the "Petition Date"), the Debtors filed voluntary petitions under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas Dallas Division (the "Bankruptcy Court" or this "Court"). The Debtors continue to operate their businesses and manage their properties as debtors in possession pursuant to Bankruptcy Code §§ 1107 and 1108.

B. Jurisdiction and Venue. This Court has core jurisdiction over these chapter 11 cases (the "Chapter 11 Cases"), this Motion and the parties and property affected hereby

pursuant to 28 U.S.C. §§ 157(b) and 1334. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

C. Notice. Notice of the Interim Hearing, the Final Hearing, the Motion and proposed entry of the Interim Order, the Interim Order itself and this Final Order has been provided to the Interim Notice Parties and the Final Hearing Parties. Upon the record presented to the Court at the Interim Hearing and the Final Hearing, and under the exigent circumstances set forth therein, requisite notice of the Motion, the relief requested thereby and this Final Order has been provided in accordance with Bankruptcy Rules 4001(b) and (c) and 9014, which notice is sufficient for this Motion, and the entry of the Final Order, and no further notice of, or hearing on, the entry of this Final Order is necessary or required.

D. Creditors' Committee. On February 21, 2017, the Office of the United States Trustee (the "U.S. Trustee") appointed a Creditors' Committee in accordance with Bankruptcy Code § 1102.

E. The Debtors' Stipulations as to Existing Secured Debt. Subject only to the limitations contained in paragraph 11 of this Final Order, the Debtors, for themselves, their estates and all representatives of such estates, admit, stipulate, acknowledge and agree that:

Prior to the Petition Date, PFO Global, Inc. ("Global") entered into that certain Securities Purchase Agreement dated June 30, 2015 ("Hillair SPA") between Global and Hillair Capital Investments, L.P. ("Hillair LP") through which Global entered into a series of debenture agreements, under which Hillair LP purchased and was issued that certain 8% Original Issue Discount Senior Secured Convertible Debenture Due January 1, 2017, in the amount of $4,480,000.00 (the "Debenture"), issued on July 1, 2015. Subsequent to the Debenture, Global executed and issued the following additional debentures (collectively with the Debenture,

referred to hereinafter as the "Pre-Petition Debentures"): 8% Original Issue Discount Senior Secured Convertible Debenture Due January 1, 2017 in the amount of $1,120,000.00, issued on September 30, 2015; 8 % Original Issue Discount Senior Secured Convertible Debenture Due January 1, 2017 in the amount of 252,000.00, issued on November 13, 2015; 8 % Original Issue Discount Senior Secured Convertible Debenture Due January 1, 2017 in the amount of $728,000.00, issued on November 30, 2015; Original Issue Discount Senior Secured Convertible Debenture Due February 1, 2017 in the amount of $504,000.00, issued on January 7, 2016; Original Issue Discount Senior Secured Convertible Debenture Due February 1, 2017 in the amount of $616,000.00, issued on February 17, 2016; Original Issue Discount Senior Secured Convertible Debenture Due May 1, 2017 in the amount of $828,800.00, issued on April 13, 2016; Original Issue Discount Senior Secured Convertible Debenture Due July 1, 2017 in the amount of $252,000.00, issued on June 13, 2016; Original Issue Discount Senior Secured Convertible Debenture Due July 1, 2017 in the amount of $616,000.00, issued on July 8, 2016; Original Issue Discount Senior Secured Convertible Debenture Due August 1, 2017 in the amount of $448,000.00, issued on August 16, 2016; Original Issue Discount Senior Secured Convertible Debenture Due September 1, 2017 in the amount of $392,000.00, issued on September 14, 2016; Original Issue Discount Senior Secured Convertible Debenture Due October 1, 2017 in the amount of $431,200.00, issued on October 17, 2016. Debtors, other than Global, unconditionally guaranteed the obligations under the Pre-Petition Debentures owing to Hillair LP pursuant to that certain Subsidiary Guarantee, dated June 30, 2015 (the "Guarantors").

(a) To secure the obligations under the Pre-Petition Debentures, the Debtors and the Guarantors entered into that certain Security Agreement dated as of June 30, 2015 ("Hillair LP Security Agreement") and granted to Hillair LP liens, pledges, and security interests

(the "Pre-Petition Liens") in the collateral described therein, including but not limited to the respective Debtors' rights and interests in personal property and any proceeds thereof to the extent provided therein (collectively, the "Pre-Petition Collateral") (hereafter, Hillair LP and its successors and assigns called the "Pre-Petition Secured Parties" or "Pre-Petition Lenders").

(b) Prior to the Petition Date, on January 8, 2017, as a result of an emergency liquidity shortfall and , and at the request of the Debtors, Hillair LP extended further secured loans pursuant to that certain Secured Promissory Note, dated January 8, 2017 in the amount of $75,000.00 (the "January Note"). The amounts due under the January Note were unconditionally guaranteed by all of the Debtors and secured by each of such Debtors' personal property assets under the Hillair LP Security Agreement. The Hillair SPA, Pre-Petition Debentures, Hillair LP Security Agreement, Subsidiary Guarantee, January Note and related transaction documents are hereinafter the "Pre-Petition Loan Documents").

(c) As of the Petition Date, Pre-Petition Secured Parties were owed the aggregate principal amount of not less than $10,668,000.00, plus all accrued interest on the Pre-Petition Debentures and the January Note (the "Pre-Petition Debenture Obligations").

(d) All Pre-Petition Loan Documents executed and delivered by the Debtors are valid, binding and enforceable in accordance with their terms against the Debtors and not subject to avoidance, whether under the Bankruptcy Code or otherwise. The Pre-Petition Secured Parties duly and validly perfected their liens upon and security interests in the Pre-Petition Collateral by, among other things, filing financing statements, entering into deposit account control agreements and, where necessary, possessing the relevant instruments, certificates, or other property. All of such financing statements were validly authorized by authorized representatives of the Debtors. Pursuant to the Pre-Petition Loan Documents, the Prepetition

Secured Parties have properly perfected and hold non-avoidable security interests in and liens on all of the Pre-Petition Collateral, including, without limitation, Cash Collateral.

(e) The liens and security interests of the Pre-Petition Secured Parties in the Pre-Petition Collateral, including the Cash Collateral, as security for the Pre-Petition Secured Obligations, constitute valid, binding, enforceable and properly perfected liens and security interests and are not subject to any challenge or defense including, without limitation, impairment, recoupment, attachment, disallowance, disgorgement, reduction, recharacterization, recovery, attack, offset, counterclaim, cross-claim, Claim (as defined in section 101(5) of the Bankruptcy Code) avoidance, disallowance or subordination (whether equitable or otherwise) pursuant to the Bankruptcy Code or applicable non-bankruptcy law (except insofar as such liens are subordinated to the DIP Liens and the Carve-Out (as defined below) in accordance with the provisions of this Interim Order). The Debtors further admit, acknowledge and agree that (A) the Pre-Petition Secured Obligations constitute legal, valid and binding obligations of the Debtors, (B) no offsets, defenses, reductions, impairments, grounds for avoidance, recoupments, subordinations or disallowance (whether under the Bankruptcy Code or otherwise), Claims, crossclaims or counterclaims with respect to the Pre-Petition Secured Obligations exist and (C) no portion of the Pre-Petition Secured Obligations is subject to any challenge or defense including, without limitation, impairment, recoupment, attachment, disallowance, disgorgement, reduction, recharacterization, recovery, attack, offset, counterclaim, cross-claim, Claim (as defined in section 101(5) of the Bankruptcy Code) avoidance, disallowance or subordination (whether equitable or otherwise) pursuant to the Bankruptcy Code or applicable non-bankruptcy law.

(f) All cash proceeds of the Pre-Petition Collateral, including all such cash proceeds held in any of the Debtors' banking, checking or other deposit accounts with financial institutions (in each case, other than trust, escrow and custodial funds held as of the Petition Date in properly established trust, escrow and custodial accounts) are Cash Collateral of the Pre-Petition Secured Parties within the meaning of section 363(a) of the Bankruptcy Code. The Pre-Petition Secured Parties are entitled, pursuant to sections 105, 361, 362 and 363(e) of the Bankruptcy Code, to adequate protection of their interest in the Pre-Petition Collateral, including the Cash Collateral, for any diminution in the value thereof.

(g) The Debtors have no valid claims (as such term is defined in section 101(5) of the Bankruptcy Code), counterclaims, cross-claims, recoupments, causes of action, defenses or setoff rights against the Pre-Petition Secured Parties with respect to the Pre-Petition Obligations and the Pre-Petition Loan Documents, whether arising at law or at equity, including, without limitation, any recharacterization, subordination (whether equitable or otherwise), avoidance or other claims arising under or pursuant to sections 105, 510, 541 or 542 through 553, inclusive, of the Bankruptcy Code or any theory of "lender liability" under applicable State law or otherwise.

(h) The Debtors and anyone who claims an interest by, through or under their estates forever and irrevocably release, discharge, and acquit each of the former, current, or future DIP Agent, DIP Lender and the Pre-Petition Secured Parties, and each of their respective former, current, or future officers, employees, directors, agents, representatives, owners, members, partners, financial advisors, legal advisors, shareholders, managers, consultants, accountants, attorneys, affiliates, and predecessors in interest of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and

obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys' fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending, or threatened including, without limitation, all legal and equitable theories of recovery, arising under common law, statute or regulation or by contract, of every nature and description, arising out of, in connection with or relating to the DIP Facility, DIP Facility Obligations and/or the DIP Loan Documents, or the transactions contemplated hereunder or thereunder including, without limitation, (i) any avoidance, reduction, set off, offset, recharacterization, subordination (whether equitable, contractual, or otherwise), so-called "lender liability," claims, counterclaims, cross-claims, recoupment, defenses, disallowance, impairment, or any other challenges under the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any person or entity, (ii) any and all claims and causes of action arising under Title 11 of the United States Code, and (iii) any and all claims and causes of action with respect to the validity, priority, perfection or avoidability of the liens or claims of the DIP Agents, the DIP Lenders, and/or Pre-Petition Secured Parties.

(i) On March 4, 2016, the Borrower assigned a portion of its right, title and interest in all settlements, judgments, awards related to the Lawsuit (as defined in the DIP Facility) to the extent set forth in such agreement and as described in the Form 8-K dated March 4, 2016.

(j) The foregoing acknowledgments, stipulations and agreements are subject only to the rights of the official committee of unsecured creditors appointed in these Chapter 11 Cases (the "Creditors' Committee") and parties in interest pursuant to paragraph 11 below.

F. Findings Regarding Postpetition Financing.

(a) *Debtors' Request*. The Debtors have requested from the DIP Lender, and the DIP Lender is willing to extend, certain loans, advances and other financial accommodations, as more particularly described and on the terms and conditions set forth in this Final Order and the DIP Facility Documents.

(b) *Need for Postpetition Financing*. The Debtors have an immediate need to obtain the DIP Facility and use the Pre-Petition Collateral, including the Cash Collateral (as defined herein), in order to permit, among other things, the orderly continuation of the operation of its business, the management and preservation of Debtors' assets and property, the sale of substantially all of the Debtors' assets (the "Proposed Sale"), to maintain business relationships with vendors, suppliers and customers, to make payroll, to satisfy other working capital and operational needs and maintain the going concern value of the Debtors' estates. Without such cash and credit, the Debtors' estates would be irreparably harmed.

(c) *No Credit Available on More Favorable Terms*. The Debtors have been unable to obtain sufficient financing from sources other than the DIP Lender on terms more favorable than under the DIP Credit Agreement (as defined below and in substantially the form attached hereto as Exhibit 1, subject only to non-material modifications as may be agreed to by the parties thereto) and any and all documents and instruments delivered pursuant thereto or in connection therewith (inclusive of the DIP Credit Agreement, the "DIP Facility Documents") and are not able to obtain sufficient unsecured credit allowable as an administrative expense under Bankruptcy Code § 503(b)(1). The Debtors are also unable to obtain unsecured credit with the enhanced priority afforded by Bankruptcy Code § 364(c)(1). New credit is unavailable to the Debtors without providing the DIP Lenders with (a) the Super-Priority Claims and (b) the DIP Facility Liens as provided herein and in the DIP Facility Documents.

(d) *Budget*. The Debtors have prepared and delivered the Budget to the DIP Lender, a copy of which Budget is attached hereto as Exhibit 2. Such Budget has been thoroughly reviewed by the Debtors and their management. The Debtors represent that they believe the Budget to be achievable and will allow the Debtors to operate their business, conduct the Auction and Sale and otherwise conduct their Chapter 11 Cases. The DIP Lender is relying upon the Debtors' compliance with the Budget in accordance with the Final Order in determining to enter into the DIP Financing Documents and the postpetition financing arrangements provided for herein.

(e) *Cash Collateral*. The Debtors stipulate, agree and acknowledge, subject to the rights of the Creditors' Committee or other party in interest pursuant to paragraph 11 below, that their cash, including, without limitation, all cash and other amounts on deposit or maintained in any account or accounts by the Debtors, and any amounts generated by the collection of accounts receivable, the sale of inventory or other disposition of Pre-Petition Collateral, constitute proceeds of the Pre-Petition Collateral and are cash collateral of the Pre-Petition Lenders within the meaning of Bankruptcy Code § 363(a) (the "Cash Collateral"). The Pre-Petition Lenders are entitled, pursuant to Bankruptcy Code §§ 361, 363(c)(2), 363(e) and 364(d)(1), to adequate protection of their interests in the Pre-Petition Collateral, in an amount equal to the sum of, without duplication, the aggregate amount of diminution in value of the Pre-Petition Collateral, which is a result of, or arises from, or is attributable to, the imposition of the automatic stay, or the use, sale or lease of such Pre-Petition Collateral, or the grant of a lien under section 364 of the Bankruptcy Code or otherwise. The Pre-Petition Lenders have indicated a willingness to consent and agree to allow the Debtors to use their Cash Collateral and provide financing to the Debtors, subject to (i) the entry of this Final Order, (ii) the terms and

conditions of the DIP Credit Agreement and the DIP Facility Documents, (iii) the terms and conditions of all "First-Day Orders" being, in form and substance, satisfactory to the Pre-Petition Lenders and (iv) findings by the Court that such postpetition financing is essential to the Debtors' estates, that the terms of such financing were negotiated in good faith and at arm's length, and that the DIP Lender's DIP Facility Liens and Super-Priority Claims, and other protections granted pursuant to this Final Order and the DIP Facility Documents will not be affected by any subsequent reversal, modification, vacatur, or amendment of this Interim Order or any other order, as provided in Bankruptcy Code § 364(e).

(f) *Business Judgment and Good Faith Pursuant to Section 364(e).* Based on the record of the Interim Hearing and the Final Hearing, the terms of the DIP Facility Documents, this Final Order and the use of Cash Collateral are fair, just and reasonable under the circumstances, ordinary and appropriate for secured financing to a debtor in possession, reflects the Debtors' exercise of their business judgment and constitute reasonably equivalent value and fair consideration. The use of Cash Collateral and the terms of the DIP Credit Agreement and the other DIP Facility Documents have been negotiated in good faith and at arm's length among the Debtors, DIP Agent, DIP Lender and the Pre-Petition Lenders, with all parties represented by counsel, and any credit extended, loans made, and other financial accommodations extended to the Debtors by DIP Lender and the Pre-Petition Lenders shall be deemed to have been extended, issued, or made, as the case may be, in "good faith" as that term is used in Bankruptcy Code § 364(e) and in express reliance upon the protections afforded by Bankruptcy Code § 364(e) in the event that this Final Order or any provision hereof is vacated, reversed or modified, on appeal or otherwise.

(g) *Good Cause, Immediate Entry*. The Debtors represent that the relief requested by the Motion is necessary, essential and appropriate and is in the best interests of and will benefit the Debtors, their estates and their creditors as its implementation will, among other things, provide the Debtors with the necessary liquidity to (i) minimize disruption to the Debtors' businesses and on-going operations, including in connection with the Proposed Sale, (ii) preserve and maximize the value of the Debtors' estates for the benefit of all of the Debtors' creditors, and (iii) avoid immediate and irreparable harm to the Debtors, their creditors, their business, their employees, and assets. Thus, good cause has been shown for the entry of this Final Order.

Based upon the foregoing and after due consideration and good cause appearing therefor: IT IS ORDERED, ADJUDGED AND DECREED, that:

1. Motion Granted. The Motion is granted, on a final basis. This Final Order shall immediately become effective upon its entry.

2. Objections Overruled. All objections to the entry of this Final Order are withdrawn or resolved by the terms hereof or, to the extent not resolved, are overruled.

3. Authorization of the DIP Financing Documents. Upon finalizing and executing that certain Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement (the "DIP Credit Agreement") by and between the Debtors, DIP Agent and the DIP Lender (subject only to non-material modifications as may be agreed to by the parties thereto), and provided that the Debtors' are not in default under the terms of this Final Order and the DIP Facility Documents, the Debtors are immediately authorized to use the Pre-Petition Lenders' Cash Collateral and to borrow under the DIP Facility from the DIP Lenders in the amounts set forth therein and to continue to operate their business, in accordance with the terms of this Final Order, the DIP Credit Agreement and the DIP Facility Documents, are hereby deemed to be

legal, valid, and binding obligations of the Debtors and the Debtors' estates. Cash Collateral and available financing and advances under the DIP Credit Agreement will be used or made only in accordance with the Budget.

4. Execution and Compliance with DIP Facility Documents. The Debtors are authorized and directed to execute, deliver, perform and comply with all of the terms and covenants of the DIP Credit Agreement and DIP Facility Documents, each of which, without limitation, constitute valid, binding, enforceable and non-avoidable obligations of the Debtors for all purposes during the Chapter 11 Cases, any subsequently converted case of the Debtors under Chapter 7 of the Bankruptcy Code or after the dismissal or reorganization of the Chapter 11 Cases.

5. Allocation of Proceeds of Collateral. [RESERVED]

6. Super-Priority Claims. As security for the DIP Facility Obligations now existing or hereafter arising pursuant to the DIP Facility, the DIP Facility Documents and this Final Order, to the extent the DIP Facility Liens do not satisfy the DIP Facility Obligations, the DIP Agent and DIP Lender are granted allowed super-priority administrative claims pursuant to Bankruptcy Code § 364(c)(1), which claims shall have priority in right of payment over any and all other obligations, liabilities and indebtedness of the Debtors, now in existence or hereafter incurred by the Debtors and over any and all administrative expenses or priority claims of the kind specified in, or ordered pursuant to, *inter alia*, Bankruptcy Code §§ 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), and/or 364(c)(1) (the "Super-Priority Claims"), whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed claims shall be payable from and have recourse to all pre- and post-petition property of the Debtors and all proceeds thereof, provided, however, that the Super-

Priority Claims shall be subordinate to the Carve-Out to the extent specifically provided for in paragraph 9 of this Final Order .

7. DIP Facility Liens. As security for the DIP Facility Obligations, pursuant to Bankruptcy Code §§ 364(c)(2), (c)(3), and (d) and by the consent of the Pre-Petition Lenders and the Pre-Petition Agents, the DIP Agent shall have for the benefit of the DIP Lender, and is hereby granted (effective and perfected upon the date of this Interim Order and without the necessity of the execution by the Debtors or the filing or recordation of mortgages, security agreements, control agreements, pledge agreements, lock box agreements, financing statements, or otherwise) the DIP Facility Liens; provided, however that , such liens and security interests shall not extend to (a) avoidance actions under Chapter 5 of the Bankruptcy Code ("Avoidance Actions") and (b) D & O policies and any proceeds from such D & O policies. However, to the extent the DIP Lender holds a Super-Priority Claim in accordance with Bankruptcy Code Section 507(b), the proceeds of Avoidance Actions are available to pay the Super-Priority Claim of the DIP Lender and the DIP Agent. Notwithstanding the Interim Order and this Final Order, pertaining to post-petition financing, use of cash collateral, or any agreements validated by such orders, the liens currently held by Dallas County (on behalf of itself and the entities for which it collects taxes) shall neither be primed nor subordinated to any Facility Liens granted in such orders:

(a) pursuant to Bankruptcy Code § 364(c)(2), valid, perfected, enforceable and non-avoidable first priority liens on and security interests in all now owned or hereafter acquired assets and property of the Debtors and the proceeds thereof that are not subject to valid, perfected, enforceable and non-avoidable liens as of the Petition Date; provided, however, that such liens shall not prime or be senior to any Permitted Liens;

(b) pursuant to Bankruptcy Code § 364(c)(3), valid, perfected, enforceable and non-avoidable second priority or other junior liens on and security interests in all now owned or hereafter acquired assets and property of the Debtors that are subject to any other valid, perfected, enforceable and non-avoidable liens in existence on the Petition Date or to valid liens in existence on the Petition Date that are perfected subsequent to such commencement as permitted by Bankruptcy Code § 546(b) (other than assets and property that are subject to the existing liens as referred to in subparagraph (c) below, which existing liens shall be primed as provided therein); and

(c) pursuant to Bankruptcy Code § 364(d), valid, perfected, enforceable and non-avoidable first priority senior priming liens on and security interests in the Pre-Petition Collateral, except as to those liens and security interests in existence on the Petition Date to which the Pre-Petition Collateral is subject in accordance with the Pre-Petition Loan Documents and as consented to by the DIP Lender, to the extent such liens and security interests are valid, perfected, enforceable and non-avoidable (provided that with respect to such excepted liens and security interests, the DIP Lender shall be granted the second priority or other junior liens granted in subparagraph (b) above).

In the event of the occurrence of an Event of Default (as defined below), or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default (a "Default"), the DIP Facility Liens shall be subject only to the payment of the Carve-Out (as defined below), and Permitted Liens (as defined in the Credit Agreement).

8. Adequate Protection. The Pre-Petition Lenders (including the DIP Lender) are entitled to adequate protection for DIP Facility Liens and the Debtors' use of Cash Collateral. As adequate protection, the Pre-Petition Lenders are hereby granted the following:

(a) *Replacement Liens.* To the extent of diminution in value of Pre-Petition Collateral, the Pre-Petition Lenders are granted (effective and perfected upon the entry of the Interim Order and without the necessity of the execution by the Debtors of security agreements, financing statements or other agreements) valid, perfected replacement security interests in and liens upon all Pre-Petition Collateral of the Debtor and the proceeds thereof, subject and subordinate only to (i) the DIP Facility Liens granted to the DIP Agent and DIP Lender under this Interim Order and pursuant to the DIP Facility Documents; (ii) the Carve-Out; and (iii) any liens or security interests existing on or in the Collateral that are senior to the Pre-Petition Lenders' Liens and that are valid, binding, enforceable and perfected liens on the Petition Date that are not otherwise subject to avoidance or subordination.

(b) *Superpriority Claims.* To the extent of diminution in value of Pre-Petition Collateral, allowed, superpriority administrative expense claim status in the Chapter 11 Cases pursuant to sections 503(b) and 507(b) of the Bankruptcy Code that is junior in priority only to (i) the Carve-Out; and (ii) the DIP Facility super-priority claims. Notwithstanding the immediately foregoing sentence, the super-priority claims granted pursuant to this subparagraph 8(b) shall not be equal to or have priority over the claims of any Chapter 7 trustee, any Chapter 7 trustee's professionals, or the United States Trustee.

(c) *Budget.* Except pursuant to permitted variances provided for in the DIP Facility Documents, the Debtors shall not make disbursements in excess of those projected in the Budget and shall not otherwise deviate from the terms of the Budget, without the written consent of the DIP Agent and/or DIP Lender, as the case may be. Further, the Debtors shall not pay any professionals or any prepetition claims absent further Order of this Court.

(d) *Fees and Expenses*. The Debtors are hereby authorized and directed to pay to the DIP Lenders all present and future costs, fees, charges and expenses of the DIP Lender following receipt of all invoices relating to the same (which may be redacted for privilege), including all reasonable fees and expenses of consultants, advisors, professionals and attorneys whether incurred pre-petition or post-petition (the "DIP Lender Costs"). None of such DIP Lender Costs shall be subject to Court approval or the Budget, and no recipient of any such payment shall be required to file with respect thereto any interim or final fee application with the Court, *provided that* the Court shall have jurisdiction to determine any dispute concerning such invoices. The DIP Lender shall provide a copy of all invoices of the DIP Lender's Costs for which they seek payment from the Debtors to the U.S. Trustee and counsel to the Creditors' Committee subject to confidentiality and applicable privilege, who shall have ten (10) days from receipt to review and file and objections to the same. Such invoices shall also be filed of record with the Court.

9. Carve-Out. Notwithstanding anything to the contrary contained herein or in the DIP Facility Documents, all claims and liens granted by this Final Order, including the DIP Collateral, the DIP Facility Liens, the DIP Super-Priority Claims, the Adequate Protection Claims, and the Adequate Protection Liens shall be subject to the payment of the Carve-Out. For purposes of this Final Order, the "Carve-Out" shall mean, collectively, the sum of (i) all fees required to be paid to the clerk of the Court and all statutory fees payable to the U.S. Trustee under section 1930(a)(6) of title 28 of the United States Code, together with the statutory rate of interest under and 31 U.S.C. §3717, (ii) reasonable fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code not to exceed $15,000, (iii) subject to and not to exceed each line item in the Budget for each Professional, all fees, costs,

disbursements, charges and expenses incurred at any time before the Carve-Out Trigger Date (as defined below), or any monthly fees payable to estate professionals, in each of the Chapter 11 Cases, by persons or firms retained by the Debtors or the Creditors Committee whose retention is approved by this Court pursuant to sections 327, 328, 363 or 1103 of the Bankruptcy Code (collectively, the "Professionals," and the fees, costs and expenses of Professionals, the "Professional Fees"), to the extent such Professional Fees are allowed by this Court at any time (*i.e.*, before or after the Carve-Out Trigger Date) on a final basis; and (iv) all Professional Fees incurred on and after the Carve-Out Trigger Date by Professionals and allowed by this Court at any time, whether by interim order, procedural order or otherwise; provided, that the payment of any Professional Fees of the Professionals (but excluding fees and expenses of third party professionals employed by individual members of the Creditors' Committee) incurred on or after the Carve-Out Trigger Date and allowed by the Court at any time, on a final basis, shall not exceed $50,000.00 in the aggregate (the "Professional Expense Cap"); provided, further, that (A) any payments actually made in respect of Professional Fees incurred on or after the Carve-Out Trigger Date and allowed by this Court at any time, on a final basis, shall reduce the Professional Expense Cap on a dollar-for-dollar basis and (B) for the avoidance of doubt, so long as no Carve-Out Trigger Date has occurred, the payment of Professional Fees shall not reduce the Professional Expense Cap. For the purposes of the foregoing, "Carve-Out Trigger Date" means the first business day after the delivery of written notice (the "Carve-Out Notice") by the DIP Agents to (1) the U.S. Trustee, (2) the Debtors and counsel for the Debtors, and (3) counsel for the Creditors Committee, if appointed, of the occurrence and continuance of (x) the Termination Date or (y) a default in accordance with the DIP Facility Documents, in each of the Chapter 11 Cases, unless such Event of Default or default is cured or

waived. In any event, the DIP Agent reserves the right to review and object to any fee statement, interim application or monthly application issued or filed by estate professionals. Any funding or payment of the Carve-Out shall be added to, and made a part of, the DIP Obligations and adequate protection and shall be otherwise entitled to the protections granted under this Final Order, the DIP Loan Documents, the Bankruptcy Code, and applicable law, provided, further, the Carve-Out cannot be used for the payment or reimbursement of any fees or disbursements of the Debtors or the Creditors' Committee or any other party-in-interest incurred in connection with the assertion or joinder in any claim, counter-claim, action, proceeding, application, motion, objection, defense or other contested matter, the purpose of which is to seek any order, judgment, determination or similar relief: (a) invalidating, setting aside, avoiding, subordinating, in whole or in part, the DIP Facility Obligations or the Pre-Petition Obligations or lien and security interest securing the DIP Facility Obligations or the Pre-Petition Obligations; or (b) preventing, hindering or delaying, whether directly or indirectly, the assertion by the Pre-Petition Lenders or the DIP Lender or enforcement by the Pre-Petition Lenders or the DIP Lender or enforcement by the Pre-Petition Lenders or the DIP Lender of its liens or realization upon any of the respective Collateral or Pre-Petition Collateral; or (c) challenging the postpetition liens or claims seeking an affirmative recovery from the Pre-Petition Lenders or the DIP Lenders; provided, further, that the Carve-Out may be used solely by the Creditors Committee to investigate the Pre-Petition Obligations and the validity and perfection of the liens and security interests securing the Pre-Petition Obligations in an amount not to exceed $25,000.00.

10. [intentionally deleted]

11. Pre-Petition Lien/Claim Challenge. The stipulations and admissions contained in this Final Order shall be binding upon the Debtors in all circumstances and shall be binding upon their estates except as provided in this paragraph 11. Subject to the terms of this paragraph, the Creditors' Committee or another party in interest (including any chapter 7 trustee that may be appointed or elected prior to the deadline to commence a Pre-Petition Lien/Claim Challenge (as defined below), or thereafter for the duration of any litigation commenced by the filing of a complaint on or prior to the deadline to commence a Pre-Petition Lien/Claim Challenge) shall commence any adversary proceeding with respect to the validity, priority, extent, perfection, and enforceability of the Pre-Petition Liens or the Pre-Petition Indebtedness, or any other claims or causes of action against the Pre-Petition Lenders and DIP Lender relating to the Pre-Petition Loan Documents (a "Pre-Petition Lien/Claim Challenge") by no later than April 14, 2017(the "Pre-Petition Lien/Claim Challenge Termination Date"). If such a Pre-Petition Lien/Claim Challenge is not timely commenced within such applicable period set forth above, (a) the stipulations contained in paragraph E of this Interim Order shall be irrevocably binding on the estate, the Creditors' Committee and all parties in interest (including without limitation a receiver, administrator, or trustee appointed in these Chapter 11 Cases or in any jurisdiction), (b) the Pre-Petition Liens or the Pre-Petition Obligations and the Pre-Petition Lenders' and the DIP Lender's liens upon and security interests in the Pre-Petition Collateral and Collateral, as the case may be, shall be recognized and allowed as valid, binding, in full force and effect, not subject to any claims, counterclaims, setoff or defenses and perfected, (c) the Creditors' Committee and any other party in interest (including without limitation a receiver, administrator, or trustee appointed in these Chapter 11 Cases or in any jurisdiction) shall thereafter be forever barred from bringing any Pre-Petition Lien/Claim Challenge, and (d) all of the of Debtors'

acknowledgements, releases and waivers of claims granted to or in favor of the DIP Agent, DIP Lender and Pre-Petition Lenders in accordance with this Final Order, including those in paragraph E(h) hereof, shall be binding upon all parties-in-interest in the Chapter 11 Cases and/or in any subsequently converted case(s) under chapter 7 of the Bankruptcy Code. Nothing in this Final Order shall be deemed to confer or deny standing to commence an action on the Creditors' Committee or any other party in interest. If a conflict arises between this paragraph 11 and paragraph E above, this paragraph 11 shall control.

12. Waiver of 506(c) Claims Against the Pre-Petition Lenders and the DIP Lenders. Except for the Carve-Out, no costs or expenses of administration which already have been, or may hereafter be, incurred in the Debtors' Chapter 11 Cases or in any subsequently converted case under Chapter 7 of the Bankruptcy Code shall be charged or asserted by the Debtors against the Pre-Petition Lenders or the DIP Lender, their claims, Pre-Petition Collateral or the Collateral, pursuant to Bankruptcy Code §§ 105 or 506(c) or otherwise except as provided for in the DIP Credit Agreement.

13. Right to Credit Bid. The Debtors stipulate and agree and it is hereby ordered that that the Pre-Petition Lenders and DIP Agent shall have the right to credit bid at any sale or auction to the extent permitted by section 363(k) of the Bankruptcy Code.

14. Restrictions on Use of Proceeds. For the avoidance of doubt, except as provided in paragraph 9 of this Final Order, no proceeds of any DIP Loans or any Cash Collateral shall be available for any fees or expenses incurred in connection with the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against (i) the DIP Lender or the Pre-Petition Secured Parties, or (ii) in connection with challenging, invalidating, disallowing, recharacterizing, setting aside, avoiding, subordinating, in whole or in part, or taking or

attempting to take any other action to render unenforceable, the Pre-Petition Secured Parties or DIP Lender's liens, claims, interests and adequate protection, as secured creditors of the Debtors as of the Petition Date.

15. Termination Date. The DIP Facility Obligations shall be due and payable, without notice or demand, on the Termination Date.

16. Lien Perfection. This Final Order shall be sufficient and conclusive evidence of the priority, perfection and validity of all of the liens and security interests in and upon the Collateral granted pursuant to this Final Order and/or the DIP Facility Documents, without the necessity of (a) filing, recording or serving any financing statements, mortgages, deeds of trust or other agreements, documents or instruments which may otherwise be required under federal or state law in any jurisdiction (collectively, the "Lien Recording Documents"), (b) taking possession of Collateral or evidence thereof (provided, that, without limiting the foregoing, any third party in possession of any Collateral is hereby deemed a bailee for the benefit of and on behalf of the DIP Agents and/or DIP Lenders) or (c) taking any other action to validate or perfect the liens and security interests granted in this Interim Order and/or the DIP Facility Documents. If the DIP Agent and/or DIP Lender shall, in their discretion, elect for any reason to file any such Lien Recording Documents with respect to such liens and security interests, the Debtors are authorized and directed to execute, or cause to be executed, all such Lien Recording Documents upon the DIP Agent and/or DIP Lender's and the filing, recording or service thereof (as the case may be) of such Lien Recording Documents shall be deemed to have been made at the time of and on the Petition Date. The DIP Agent and/or DIP Lenders may, in their discretion, without seeking modification of the automatic stay under Bankruptcy Code § 362, file a certified copy of this Final Order in any filing or recording office in any county or other jurisdiction in which the

Debtors have an interest in real or personal property and, in such event, the subject filing or recording officer is authorized to file or record such certified copy of this Final Order.

17. Modification of Automatic Stay. Subject only to the provisions of the DIP Facility Documents and without further order from this Court, the automatic stay provisions of Bankruptcy Code § 362 are vacated and modified to the extent necessary to permit the DIP Lender to implement the provisions of the DIP Facility Documents and this Final Order including exercising, upon the occurrence and during the continuance of any Event of Default, all rights and remedies provided for in the DIP Facility Documents; provided, however, that the automatic stay shall not be deemed vacated and modified with respect to the exercise by the DIP Lender of any rights or remedies with respect to the Collateral following an Event of Default (i) unless and until the DIP Lender has given the Debtors and their counsel, counsel for the Creditors' Committee and the Office of the United States Trustee five (5) Business Days prior notice of the DIP Lender's intention to exercise such remedies or (ii) the Event of Default in question has been cured during such five (5) Business Day Period. Notwithstanding the occurrence of an Event of Default or the Termination Date or anything herein, all of the rights, remedies, benefits, and protections provided to the DIP Lenders under the DIP Facility Documents and this Final Order shall survive the Maturity Date.

18. Binding Effect of Final Order and DIP Facility Documents.

(a) It shall be an Event of Default under the DIP Facility Documents for the Debtors to file any pleadings seeking any modifications or extensions of this Final Order without the prior written consent of the DIP Agent and/or DIP Lenders as authorized under the DIP Credit Agreement to give such consent, and no such consent shall be implied by any other action, inaction or acquiescence by the DIP Agents and/or DIP Lenders.

(b) The provisions of this Final Order and any actions taken pursuant hereto shall survive entry of any order which may be entered converting these Chapter 11 Cases to a chapter 7 case or cases, dismissing the Debtors' Chapter 11 Cases (in the case of such dismissal, to the maximum extent permitted under the Bankruptcy Code and other applicable law) or any order which may be entered confirming or consummating any plan of reorganization of the Debtors; and the terms and provisions of this Final Order as well as the priorities of payment, liens, and security interests granted pursuant to this Final Order and the DIP Facility Documents shall continue in this or any superseding Chapter 7 case under the Bankruptcy Code, and such priorities of payment, liens and security interests shall maintain their priority as provided by this Final Order until all Obligations are indefeasibly paid and satisfied in full.

(c) The provisions of this Final Order and the DIP Facility Documents shall be binding upon and inure to the benefit of all parties-in-interest in these Chapter 11 Cases, including, without limitation, the Debtors, the DIP Agent, DIP Lender, the Pre-Petition Secured Parties and the Creditors' Committee, and their respective successors and assigns (including, to the fullest extent permitted by applicable law, any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the Debtors' estates, an examiner appointed pursuant to Bankruptcy Code § 1104 or any other fiduciary hereafter appointed as a legal representative of the Debtors or with respect to the property of the Debtors' estates); provided, however, that DIP Lenders shall have no obligation to extend any financing to any chapter 7 or 11 trustee or similar responsible person appointed for the Debtors' estates.

19. Survival. The rights of the DIP Agent and DIP Lender under the DIP Facility Documents or this Final Order, the provisions of this Final Order and any actions taken pursuant hereto shall survive the entry of any order (i) confirming a plan or plans of reorganization in

these Chapter 11 Cases (and, to the extent not satisfied in full in cash, the DIP Facility Obligations shall not be discharged by the entry of any such order, or pursuant to Bankruptcy Code § 1141(d)(4), the Debtors having hereby waived such discharge); (ii) converting the Chapter 11 Cases to a chapter 7 case or cases; or (iii) dismissing the Chapter 11 Cases, and the terms and provisions of this Final Order as well as the Super-Priority Claims and the DIP Facility Liens granted to and conferred upon the DIP Lender and the protection afforded to the DIP Agent and DIP Lender pursuant to this Final Order and the DIP Facility Documents shall continue in full force and effect notwithstanding the entry of any such order, and such claims and liens shall maintain their priority as provided by this Final Order and the DIP Facility Documents and to the maximum extent permitted by law until all of the DIP Facility Obligations shall have been paid and satisfied in full in accordance with the provisions of the DIP Credit Agreement (and that such DIP Facility Liens, Super-Priority Claims and other protections shall remain binding on all interested parties).

20. Nullifying Pre-Petition Restrictions on Post-Petition Lien Grants. Except with respect to Permitted Liens (as defined in the DIP Facility Documents) and notwithstanding anything to the contrary contained in any pre-petition agreement, contract, lease, document, note or instrument to which the Debtors are a party or under which the Debtors are obligated, any provision that restricts, limits or impairs in any way the Debtors' ability or right to grant liens or security interests upon any of the Collateral (including, among other things, any anti-lien granting or anti-assignment clauses in any leases or other contractual arrangements to which the Debtors are a party) under the DIP Facility Documents or this Final Order or otherwise enter into and comply with all of the terms, conditions and provisions thereof (all such provisions being collectively referred to as the "Restrictive Clauses") shall not be effective and shall be

unenforceable against the Debtors, DIP Agent and the DIP Lender to the maximum extent permitted under the Bankruptcy Code and other applicable law, and, therefore, shall not adversely affect the validity, priority or enforceability of the liens, security interests, claims, rights, priorities and/or protections granted to the DIP Agent and DIP Lender pursuant to this Final Order and/or the DIP Facility Documents or any of the rights of the DIP Agent and DIP Lender hereunder or thereunder to the maximum extent permitted under the Bankruptcy Code and other applicable law.

21. After-Acquired Property. Except as otherwise provided in this Final Order, pursuant to Bankruptcy Code § 552(a), all property acquired by the Debtors after the Petition Date, including, without limitation, all Collateral pledged or otherwise granted to the DIP Agents and DIP Lender, pursuant to the Debtors' use of Cash Collateral, the DIP Facility Documents and this Final Order, is not and shall not be subject to any lien of any person or entity resulting from any security agreement entered into by the Debtors prior to the Petition Date (other than Permitted Liens), except to the extent that such property constitutes proceeds of property of the Debtors that is subject to a valid, enforceable, perfected, and unavoidable lien as of the Petition Date which is not subject to subordination under Bankruptcy Code §510(c) or other provisions or principles of applicable law.

22. Amendment to DIP Facility Documents. The DIP Agent and DIP Lender, with the consent of the Debtors, are authorized to amend and/or modify the DIP Credit Agreement or any other DIP Facility Documents without further order of the Court; provided that any such amendments or modifications must be in writing and served upon counsel for the Creditors' Committee and the U.S. Trustee and shall be filed with the Court; provided, further that any amendments or modifications that would have the effect of shortening the Termination Date of

the DIP Facility or modifying (i) the aggregate fees payable, including any portion of the Carve Out or (ii) the rate or amount of interest payable, under the DIP Facility Documents, or which are otherwise materially adverse to the Debtors, shall be done only pursuant to further order of the Court upon a motion on notice to the Creditors Committee, the U.S. Trustee, all parties who filed requests for notices under Bankruptcy Rule 9010(b), parties on the Master Mailing List then on file with the Court or are entitled to notice under Bankruptcy Rule 2002. Any amendment or modification to increase the aggregate amount of borrowings permitted shall only be done pursuant to further order of the Court upon a motion on notice to the Creditors Committee, the U.S. Trustee, all parties who filed requests for notices under Bankruptcy Rule 9010(b), parties on the Master Mailing List then on file with the Court or are entitled to notice under Bankruptcy Rule 2002.

23. Insurance Policies. Upon entry of this Final Order, the DIP Agent and DIP Lender shall be, and shall be deemed to be, without any further action or notice, named as an additional insured and loss payee on each insurance policy maintained by the Debtors which in any way relates to the Collateral. The Debtors shall request that the holders of all property policies pursuant to which any of the Debtor is an additional named insured, if any, name the DIP Agent and DIP Lender as an additional insured or loss payee of the insured parties, in case of loss.

24. Remedies upon Occurrence of Event of Default. In the event of any of the following: (a) the failure of the Debtors to perform in any material respect any of their obligations pursuant to this Final Order, (b) the occurrence and continuation of any "Event of Default" as defined under the DIP Credit Agreement or the other DIP Facility Documents, (c) the termination or non-renewal of the DIP Facility Documents as provided for in the DIP Credit

Agreement, or if terminated sooner by an order of this Court, or (d) any termination events occurring under the Agreement (each of the foregoing being referred to in this Interim Order, individually, as an "Event of Default" and collectively, as the "Events of Default"); then (unless such Event of Default is specifically waived in writing by the DIP Agent and/or DIP Lender as provided for in the DIP Facility Documents, which waiver shall not be implied from any other action, inaction or acquiescence by such the DIP Agents and/or DIP Lenders) the DIP Agent may take any or all of the following actions, without prejudice to the rights of the DIP Agent or any DIP Lender to enforce its claims against the Debtors: (i) except as to the Carve Out, terminate or reduce the advances or commitments, whereupon the advances or commitments shall immediately be terminated or reduced, (ii) declare all or a portion of the DIP Loan then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of such DIP Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under DIP Facility Documents and all other DIP Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Debtors and (iii) exercise any and all of its other rights and remedies hereunder, under the DIP Facility Documents, under applicable law and otherwise; provided, however, notwithstanding anything to the contrary contained herein, the DIP Agent and/or DIP Lenders shall be permitted to exercise any remedy in the nature of a liquidation of, or foreclosure on, any interest of Debtors in the Collateral only upon the expiration of five (5) Business Days' prior notice to the Debtors, the U.S. Trustee, and counsel for the Creditors' Committee of the DIP Agents' and/or DIP Lenders' intention to exercise such remedies, and (ii) the Debtors' failure to cure the Event of Default during such five (5) Business Day Period.

25. Collateral Rights. Until all of the DIP Facility Obligations shall have been indefeasibly paid and satisfied in full in immediately available funds and without further order of the Court:

(a) In the event that any party who holds a lien or security interest in any of the Collateral that is junior and/or subordinate to the liens and claims of the DIP Lender in such Collateral receives or is paid proceeds of the Collateral prior to the indefeasible payment and satisfaction in full of all Obligations, such junior or subordinate lienholder shall be deemed to have received, and shall hold, such Collateral proceeds in trust for the DIP Lenders and shall immediately turnover to the DIP Agent such proceeds for application to the Obligations in accordance with the DIP Facility Documents, the Subordination Agreement, and/or this Interim Order;

(b) Upon the acceleration of the DIP Facility Obligations following an Event of Default, and subject to the DIP Agent and/or DIP Lender providing the notice required by this Interim Order or the DIP Credit Agreement, in connection with a liquidation of any of the Collateral, the DIP Agent and/or DIP Lender (or any of their employees, agents, consultants, contractors or other professionals) shall have the right, at the cost and expense of the Debtors to be added to the Obligations, to: (i) enter upon, occupy and use any personal property, fixtures and equipment owned or leased by the Debtors and (ii) use any and all trademarks, tradenames, copyrights, licenses, patents or any other similar assets of the Debtors, which are owned by or subject to a lien of any third party and which are used by the Debtors in its business; and

(c) Only to the extent allowable by applicable non-bankruptcy law, upon the acceleration of the DIP Facility Obligations following an Event of Default, and subject to the DIP Agent and/or DIP Lender providing the notice required by this Final Order, as well as five

(5) Business Days' notice to the Debtors' real property lessor of the DIP Agent and/or DIP Lender's intention to enter onto or into such lessor's leased premises to remove or otherwise dispose of any Collateral belonging to the Debtors located at such leased premises in accordance with the terms of this paragraph, the DIP Lender shall have the right, and subject to the other rights of the DIP Lender provided herein, following the expiration of such five (5) Business Days' notice period described in this paragraph, to enter onto or into such leased premises for the purpose of removing the Collateral from the leased premises or selling such Collateral belonging to the Debtors at the leased premises, in each case subject to (i) the applicable terms of such Debtors' leases and other agreements with such lessor to the extent enforceable or effective under the Bankruptcy Code and applicable law, (ii) such other agreements between the DIP Agent and/or DIP Lender and the lessor, or (iii) further order of the Court.

26. Limitation of Liability. Nothing in this Final Order or the DIP Facility Documents shall in any way be construed or interpreted to impose, or allow the imposition upon the DIP Agent and/or DIP Lender of, any liability for any claims arising from the prepetition or postpetition activities by the Debtors in the operation of its business or in connection with its restructuring efforts.

27. No Modification or Stay of Final Order. If any or all of the provisions of this Final Order or the DIP Credit Agreement are hereafter modified, vacated or stayed, such modification, vacation or stay shall not affect (a) the validity of any obligation, indebtedness or liability incurred by the Debtors to the DIP Agents and/or DIP Lenders prior to the effective date of such modification, vacation or stay, or (b) the validity or enforceability of any security interest, lien, or priority authorized or created hereunder or pursuant to the DIP Facility Documents, as applicable.

28. Good Faith. The terms of the financing arrangements among the Debtors, DIP Agent and DIP Lender have been negotiated in good faith and at arms' length among the Debtors, DIP Agent and the DIP Lender and any loans, advances or other financial accommodations which are made are deemed to have been made and provided in good faith, as the term "good faith" is used in Bankruptcy Code § 364(e), and shall be entitled to the full protection of Bankruptcy Code § 364(e).

29. No Marshaling. Neither the DIP Agent nor the DIP Lender shall be subject to the equitable doctrine of "marshaling" or any other similar doctrine with respect to any of the Collateral.

30. Section 552(b). Each of the Pre-Petition Lenders shall be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code and the "equities of the case" exception under section 552(b) of the Bankruptcy Code shall not apply to the Pre-Petition Lenders, with respect to the proceeds, product, offspring or profits of any of the Collateral.

31. Conflicting Provisions. To the extent the terms and conditions of the DIP Facility Documents are in conflict with the terms and conditions of this Interim Order, the terms and conditions of this Final Order shall control.

32. Effectiveness. Notwithstanding any Bankruptcy Rule to the contrary, the terms and conditions of this Final Order shall (a) be immediately enforceable, and (b) not be stayed absent the grant of such stay under Bankruptcy Rule 8007 after a hearing upon notice to the Debtors and the DIP Lender.

END OF ORDER # #

PFO Global, Inc.
Bankruptcy Budget

	Feb-17	Mar-17	Apr-17	Total
Operating Cash Receipts				
Collection of existing receivables	120,000	120,000	10,000	250,000
Collection of new smarteyewear sales	-	-	20,000	20,000
Collection of new lens sales	65,000	60,000	80,000	205,000
Total Operating Cash Receipts	185,000	180,000	110,000	475,000
Operating Cash Disbursements				
Cost of Sales:				
HKO/Asahi (Note 6)	70,000	25,000	25,000	120,000
Fedex/UPS (Note 3)	8,000	4,000	4,000	16,000
SGA Expense:				
Payroll (gross + ER taxes)	43,000	43,000	43,000	129,000
Health insurance	4,000	4,000	4,000	12,000
T&E reimbursement	5,000	5,000	5,000	15,000
Consultants - RSM Advisors	25,000	25,000	25,000	75,000
Consultants - IT/Other (Note 5)	20,000	25,000	25,000	70,000
System implementation (Note 5)	-	25,000	25,000	50,000
Rent	-	12,000	12,000	24,000
Utilities	6,000	3,000	3,000	12,000
D&O insurance	6,500	6,500	13,000	26,000
Total Operating Cash Disbursements	187,500	177,500	184,000	549,000
Operating surplus (deficit)	(2,500)	2,500	(74,000)	(74,000)
Proceeds from DIP Financing	100,000	150,000	170,000	420,000
Pre-Petition Expenses				
Payroll for the period from 1/27/17 to 1/31/17	6,779	-	-	6,779
Employee expense reimbursements - January 2017	4,034	-	-	4,034
Trust fund amounts deducted from previous payrolls	1,505	-	-	1,505
Total Pre-Petition Expenses	12,318	-	-	12,318
Reorganization Expenses				
Legal fees - bankruptcy counsel	-	75,000	100,000	175,000
Legal fees - Hillair counsel	-	125,000	-	125,000
Bankruptcy trustee fees	-	1,000	500	1,500
Creditors' Committee (Note 1)	-	50,000	25,000	75,000
SEC counsel	-	20,000	5,000	25,000
Claims & Noticing Agent (Note 1)	-	20,000	10,000	30,000
Accounting/Audit firm (Note 2)	-	-	-	-
Total Reorganization Expenses (Note 7)	-	291,000	140,500	431,500
Beginning cash	118,000	203,182	64,682	118,000
Net change in cash	85,182	(138,500)	(44,500)	(97,818)
Ending cash	203,182	64,682	20,182	20,182

Notes:

1. Estimated based on preliminary discussions with counsel. Final amounts to be determined
2. Estimated to be zero, based on expected use of internal resources.
3. Assumes 10% freight cost, and no payment of royalties to Grenvile.
4. Payroll includes Matt, Jeff, Customer Service, AR & warehouse (5 employees)
5. Estimated payments to consultants and software providers to complete system implementation (including MES add-on).
6. HKO/Asahi will require advance payments to deliver orders.
7. Includes "Carve Out" amount of up to $50,000 (of which no more than $15,000 is for a Chapter 7 trustee).